SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): May 23, 1999

                       SYNAPTIC PHARMACEUTICAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                   0-27324                      22-285-9704
          (Commission File Number)    (I.R.S. Employer Identification No.)

                                215 College Road
                         Paramus, New Jersey 07652-1431
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (201) 261-1331




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Item 5.           Other Events.

         Pursuant to the Option and License Agreement dated as of March 2, 1998, between Synaptic Pharmaceutical Corporation (the "Company") and Glaxo Group Limited ("Glaxo"), the Company granted Glaxo (i) a nonexclusive license under the Company's alpha 1 adrenergic receptor patents to develop and sell alpha-1a selective compounds for therapeutic applications other than the treatment of benign prostatic hyperplasia ("BPH") and (ii) until May 22, 1999, a nonexclusive license under its alpha 1 adrenergic receptor patents and its patents covering the use of certain alpha- 1a antagonists for the treatment of BPH (the "BPH use patents") to develop but not to commercialize alpha-1a selective compounds for the treatment of BPH. In addition, the Company granted Glaxo an option (the "Option") to obtain a nonexclusive license under its alpha 1 adrenergic receptor patents and its BPH use patents to develop and commercialize alpha-1a selective compounds for the treatment of BPH. On May 23, 1999, the Option, which was not exercised by Glaxo, expired. As a consequence, Glaxo does not have any rights under the Company's alpha 1 adrenergic receptor patents or its BPH use patents to develop or commercialize alpha-1a selective compounds for the treatment of BPH.












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



                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 24, 1999
                                            SYNAPTIC PHARMACEUTICAL CORPORATION
                                            (Registrant)

                                            By:/s/ Kathleen P. Mullinix
                                               --------------------------------
                                               Name:  Kathleen P. Mullinix
                                               Title: Chairman, President and
                                                       Chief Executive Officer













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